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                                                                    EXHIBIT 99.1



FOR IMMEDIATE DISTRIBUTION

CONTACT:  Corporate Communications
          404-715-2554

          Investor Relations
          404-715-6679


         DELTA AIR LINES FILES FOR CHAPTER 11 REORGANIZATION TO ADDRESS
                              FINANCIAL CHALLENGES

     - DELTA AND SUBSIDIARIES WILL CONTINUE TO OPERATE FULL FLIGHT SCHEDULE, HONOR TICKETS AND RESERVATIONS, MAINTAIN SKYMILES PROGRAM, AND PROVIDE PAY
                          AND BENEFITS TO EMPLOYEES -

        -- COMPANY ARRANGING $2.05 BILLION IN POST-PETITION FINANCING --

ATLANTA, September 14, 2005 - Delta Air Lines (NYSE: DAL) today announced that to address its financial challenges and support its ongoing efforts to become a simpler, more efficient and cost-effective airline, the company and its subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Delta's Board of Directors, in a unanimous decision, directed the company to take this action after determining that a Chapter 11 reorganization is in the best long-term interest of the company, its employees, customers, creditors, business partners and other stakeholders.

Delta expects to continue normal business operations today and throughout the reorganization process. Specifically, it expects to continue to:

        o       Operate its full schedule of flights worldwide;

        o Honor tickets and reservations and provide refunds and exchanges as usual;

        o Maintain the SkyMiles program and other customer service programs;

        o Provide amenities like Crown Room Clubs and international lounges in select cities;

        o Provide employee wages, healthcare coverage, vacation, sick leave and similar benefits without interruption; and,


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        o       Pay suppliers for goods and services received during the
                reorganization process.

"The action we have taken is a necessary and responsible step to preserve Delta's value for our creditors, customers, employees, business partners and other stakeholders as we address our financial challenges and work to secure our future," said Delta CEO Gerald Grinstein. "Delta is open for business as usual and will continue normal operations throughout the reorganization process. Our customers can be confident that they remain our number one priority and that their travel plans and SkyMiles are secure."

To help support its business during the Chapter 11 proceedings, Delta has obtained a commitment for $1.7 billion in debtor-in-possession (DIP) financing from General Electric Capital Corporation (GECC) and Morgan Stanley as Co-Lead Arrangers. The commitment includes up to $1.4 billion of financing on an interim basis pending final approval of the full DIP financing at a later date.

In addition to the commitment for the new $1.7 billion DIP financing, which replaces approximately $980 million in secured pre-petition financing from GECC and American Express, Delta has an agreement in principle with American Express to provide the airline with an additional $350 million of secured financing. Altogether, Delta's post-petition financing arrangements now total up to $2.05 billion, an increase of approximately $1.07 billion from the company's pre-petition secured credit facilities.

During the last year, Delta has developed and implemented a transformation plan aimed at achieving approximately $5 billion in annual financial benefits by the end of 2006 as compared to 2002. As of June 30, 2005, Delta had implemented initiatives intended to achieve approximately 85 percent of these benefits and was ahead of schedule to meet its target. However, persistent record-high fuel costs at unpredicted and unprecedented levels and the continued downward pressure on revenues within the airline industry substantially outpaced and masked these benefits. Despite doing everything it could to preserve its liquidity, Delta has determined that it has no alternative but to utilize the protections and flexibilities provided by the U.S. bankruptcy laws. Delta intends to use the additional time and flexibility provided by the Chapter 11 process to expand its transformation plan and move the company toward a more secure future.

"Delta's financial problems are severe, but by no means insurmountable," Mr. Grinstein said. "We are optimistic about our future because we have been working for months on a business plan that builds on the substantial improvements we've already made and demonstrates that Delta can return to profitability once the company is able to restructure appropriately."

Delta understands that any cost savings that it is able to achieve while in Chapter 11 must fit within the strategic context of a sensible business plan that remakes the airline into a profitable company. Delta has made great strides over the last few years to adapt itself to the new competitive environment, undertaking major cost-cutting initiatives and massive network, scheduling and operational improvements - without adversely


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impacting its customer service rankings. As part of these efforts to improve efficiency and bottom line results, Delta undertook the largest single-day schedule restructurings in its history, including the redesign of the Atlanta hub operation and the elimination of its hub operation at Dallas/Ft. Worth airport. The airline also restructured its domestic fare system with industry-leading "Simplifares," rolled out extensive new customer-focused airport technology, and outsourced a significant portion of its heavy maintenance, among other steps. Delta's in-court business plan builds on these achievements and on its competitive strengths and is designed to return the carrier to profitability.

Delta plans to use Chapter 11 to reconfigure its fleet and network footprint in a manner that will enhance its revenues. First, Delta plans to simplify and streamline its fleet by targeting four aircraft types to be removed by the end of 2006, so that only seven mainline aircraft types will remain. Second, Delta plans to deploy smaller aircraft on many of its routes so that it utilizes the proper-sized aircraft for the route it is flying. Third, Delta will continue to right-size its hub operations. Fourth, Delta plans to increase its capacity on international routes with greater profit potential.

In addition to these substantial network and operational improvements, Delta has determined that further job reductions and changes to employee pay and benefits are a necessary component of its business plan. "Any changes in pay and benefits will be in the context of a comprehensive business plan that is equitable and involves other Delta stakeholders," said Grinstein. "Importantly, Delta people at every level and across all work groups also will have a greater ability than they do now to benefit from our financial recovery and operational excellence," he added. The company said it will be communicating to employees more details about these changes as early as next week.

On September 12, Delta presented the union that represents Delta pilots, the Air Line Pilots Association (ALPA), with pilot cost-saving proposals necessary to help address the company's severe challenges.

Given its financial situation and the need to preserve as much cash as possible for its operations, Delta does not plan to make the qualified defined benefit plan funding contributions soon due. "Missing contributions does not mean that our qualified plans stop paying monthly retirement benefits or that we have initiated the process to terminate the plans," Grinstein said.

The company is continuing to pursue pension reform legislation that might make the plans more affordable. However, because of Delta's growing financial pressures, there can be no guarantees - even with pension reform - about the future of Delta's qualified defined benefit pension plans. "Ultimately, what we can afford in the future airline business environment, as well as the nature of any legislation, will determine what is possible," Grinstein asserted.

He added, "As we deal with our financial challenges, it is important to keep in mind that Delta - the world's second-largest passenger airline, the leading U.S. carrier across the


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Atlantic and the third-largest carrier to Latin America - has formidable strengths: Delta people and the customer loyalty their superior service inspires; the significant network advantages derived from having the world's largest hub (in Atlanta), supported by our hubs in Cincinnati, Salt Lake City, New York-JFK and many focus cities; Song - our award-winning, low-fare air service; and Delta's cutting-edge, passenger-friendly technology are but a few of our distinguishing assets."

He concluded, "As Delta rises to meet new challenges, I am certain some things will never change. Our resolve to keep flying while upholding the highest standards of safety and service will not falter. Our commitment to the principle that Delta people will share in any success their sacrifice helps make possible will not waver. Our gratitude for the loyalty of our customers and the support of the communities we serve will not subside. And, our pride in this great company and in one another will not be shaken."

Delta's Chapter 11 cases were filed today in U.S. Bankruptcy Court for the Southern District of New York. Delta has filed a motion with the Court seeking interim relief that will ensure the company's continued ability to conduct normal operations. If such interim relief is granted by the Court, Delta will be authorized, among other things, to:

        o Provide employee wages, healthcare coverage, vacation, sick leave and similar benefits without interruption.

        o Honor pre-petition obligations to customers and continue customer programs including Delta's SkyMiles frequent-flyer program.

        o Pay for fuel under existing fuel supply contracts, and honor existing fuel supply, distribution and storage agreements.

        o Assume contracts relating to interline agreements with other airlines.

        o Pay pre-petition obligations to foreign vendors, foreign service providers and foreign governments.

        o Continue maintenance of existing bank accounts and existing cash management systems.


Delta's principal bankruptcy counsel is Davis Polk & Wardwell. Its financial adviser is the Blackstone Group.

More information about Delta's Chapter 11 filing is available on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Delta expects to begin submitting monthly operating reports to the Bankruptcy Court in November and also plans to post these monthly operating reports on the Investor Relations section of delta.com. The company will continue to file quarterly and annual reports with the Securities and Exchange Commission, which will also be available in the Investor Relations section of delta.com.

Delta Air Lines is the world's second-largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 502 destinations in 88


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countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flier miles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Customers can check in for flights, print boarding passes and check flight status at delta.com.



STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING DELTA'S ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES OR PROJECTIONS, MAY BE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES AND PROJECTIONS REFLECTED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO MAINTAIN ADEQUATE LIQUIDITY, THE POSSIBLE IMPOSITION OF A SIGNIFICANT RESERVE OR HOLDBACK UNDER OUR CREDIT CARD PROCESSING AGREEMENTS, OUR ABILITY TO COMPLY WITH FINANCIAL COVENANTS IN OUR LOAN AGREEMENTS, OUR DEBT AND PENSION PLAN FUNDING OBLIGATIONS, THE COST OF AIRCRAFT FUEL, PILOT EARLY RETIREMENTS, THE EFFECT OF CREDIT RATINGS DOWNGRADES, INTERRUPTIONS OR DISRUPTIONS IN SERVICE AT ONE OF OUR HUB AIRPORTS, OUR INCREASING DEPENDENCE ON TECHNOLOGY IN OUR OPERATIONS, LABOR ISSUES, RESTRUCTURINGS BY COMPETITORS, THE EFFECTS OF TERRORIST ATTACKS AND COMPETITIVE CONDITIONS IN THE AIRLINE INDUSTRY. ADDITIONAL INFORMATION CONCERNING RISKS AND UNCERTAINTIES THAT COULD CAUSE DIFFERENCES BETWEEN ACTUAL RESULTS AND FORWARD-LOOKING STATEMENTS IS CONTAINED IN DELTA'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING ITS FORM 10-Q, FILED WITH THE COMMISSION ON AUGUST 15, 2005. CAUTION SHOULD BE TAKEN NOT TO PLACE UNDUE RELIANCE ON DELTA'S FORWARD-LOOKING STATEMENTS, WHICH REPRESENT DELTA'S VIEWS ONLY AS OF SEPTEMBER 14, 2005, AND WHICH DELTA HAS NO CURRENT INTENTION TO UPDATE.